Exhibit 10-35








                                 RULES OF THE


                                  ACC CORP.

                           1996 UK SHARESAVE SCHEME


                    Adopted by the Board on August 5, 1996

               Approved by the Inland Revenue on July 11, 1996
                            under Ref SRS 1768/RC








                               Arthur Andersen
                               1 Surrey Street
                               London WC2R 2PS

                              Tel: 0171 438 3000

                                   CONTENTS

                                                                          Page


1.      DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

2.      APPLICATION FOR OPTIONS. . . . . . . . . . . . . . . . . . . . . .   7

3.      SCALING DOWN . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

4.      GRANT OF OPTIONS . . . . . . . . . . . . . . . . . . . . . . . . .  10

5.      NUMBER OF SHARES IN RESPECT OF WHICH OPTIONS
        MAY BE GRANTED . . . . . . . . . . . . . . . . . . . . . . . . . .  10

6.      RIGHTS OF EXERCISE AND LAPSE OF OPTIONS. . . . . . . . . . . . . .  11

7.      TAKEOVER, RECONSTRUCTIONS AND AMALGAMATION,
        AND WINDING UP . . . . . . . . . . . . . . . . . . . . . . . . . .  13

8.      MANNER OF EXERCISE . . . . . . . . . . . . . . . . . . . . . . . .  16

9.      ISSUE OR TRANSFER OF SHARES. . . . . . . . . . . . . . . . . . . .  16

10.     ADJUSTMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

11.     ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . . . . .  18

12.     ALTERATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

13.     GENERAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

                            RULES OF THE ACC Corp.


                           1996 UK SHARESAVE SCHEME

1.      DEFINITIONS

1.1 In this Scheme, the following words and expressions shall have, where the context so admits, the meanings set forth below:-


        "Appropriate Period"      the meaning given by Paragraph 15(2)
                                  of Schedule 9 to the Taxes Act;

        "Associated Company"      in relation to the Company:-

                                  (A)  any company which has Control of
                                       the Company;

                                  (B)  any company which is under the
                                       Control of any company referred
                                       to in (A) above;

        "Auditors"                the auditors of the Company for the
                                  time being or in the event of there
                                  being joint auditors such one of them
                                  as the Board shall select;

        Board" the board of directors for the time being of the Company or a duly authorised committee thereof;

        "Bonus" any sum by way of terminal bonus payable under a Savings Contract being the additional payment made when repaying contributions made under such a Savings Contract;

        "Bonus Date"              where repayments under the relevant
                                  Savings Contract are taken as
                                  including the Maximum Bonus, the
                                  earliest date on which the Maximum
                                  Bonus is payable, where the repayments
                                  under the relevant Savings Contract
                                  are taken as including the Standard
                                  Bonus, the earliest day on which the
                                  Standard Bonus is payable and in any
                                  other case the earliest day on which
                                  the Lower Bonus is payable under the
                                  Savings Contract;

        "Close Company"           a close company as defined in
                                  section 414(1) of the Taxes Act, as
                                  varied by Paragraph 8 of Schedule 9 to
                                  the Taxes Act;

        "the Company"             ACC Corp. (a Delaware USA
                                  corporation);

        "Control"                 has the meaning given by section 840
                                  of the Taxes Act;

        "Date of Grant"           the date on which an Option is
                                  granted;

        "Date of Invitation"      the date on which the Grantor invites
                                  applications for Options;

        "Dealing Day"             any day on which NASDAQ is open for
                                  the transaction of business;

        "Eligible Employee"       (A) any individual who at the date of
                                  Grant:-

                                       (1)  is an executive director or
                                            employee of a Participating
                                            Company; and

                                       (2)  is chargeable to tax in
                                            respect of his office or
                                            employment under Case I of
                                            Schedule E of the Taxes Act;
                                            and

                                       (3)  has been such an executive
                                            director or employee of a
                                            Participating Company for
                                            such qualifying period (if
                                            any) (being a period
                                            commencing not earlier than
                                            5 years prior to the Date of
                                            Grant) as the Board may
                                            determine; or

                                  (B)  any other individual who is
                                       nominated by the Board as an
                                       executive director or employee of
                                       a Participating Company (or is
                                       nominated as a member of a
                                       category of such executive
                                       directors and employees) but in
                                       all cases excluding any person
                                       who is prohibited from
                                       participating by reason of the
                                       provisions of Paragraph 8 of
                                       Schedule 9 to the Taxes Act;

        "Employees' Share Scheme" the meaning given by Section 743 of the Companies Act 1985;

        "Exercise Price"          the total amount payable in relation
                                  to the exercise of an Option, whether
                                  in whole or in part, being an amount
                                  equal to the relevant Option Price
                                  multiplied by the number of Shares in
                                  respect of which the Option is
                                  exercised;

        "Grant Period"            the period of 42 days commencing on
                                  any of the following:

                                  (A)  the day on which the Scheme is
                                       approved by the Inland Revenue;

                                  (B)  prior to the admission of the
                                       Shares to the Daily Official List
                                       of the London Stock Exchange, any
                                       day determined by the Board;

                                  (C)  the day on which any Shares are
                                       first admitted to the Daily
                                       Official List of the London Stock
                                       Exchange;

                                  (D)  the day immediately following the
                                       day on which the Company makes an
                                       announcement of its results for
                                       the last preceding financial
                                       year, half-year or other period;

                                  (E)  the day on which the Board
                                       resolves that exceptional
                                       circumstances exist which justify
                                       the grant of Options;

                                  (F)  any day on which any change to
                                       the legislation affecting
                                       savings-related share option
                                       schemes approved by the Inland
                                       Revenue under the Taxes Act is
                                       proposed or made;

                                  (G)  any day on which a new Savings
                                       Contract prospectus is announced
                                       or takes effect;

        "Grantor"                 either:-

                                  (A)  the Board in respect of Options
                                       granted or to be granted by the
                                       Company; or

                                  (B)  the Trustees in respect of
                                       Options granted or to be granted
                                       by the Trustees;

        "London Stock Exchange"   the London Stock Exchange Limited;

        "Lower Bonus"             the Bonus payable at the end of a
                                  period of three years from the
                                  commencement of a Savings Contract;

        "Market Value"            in relation to a Share on any day:-

                                  (A)  if and so long as the shares are
                                       listed on the London Stock
                                       Exchange its middle market
                                       quotation (as derived from the
                                       Daily Official List of the London
                                       Stock Exchange);

                                  (B)  subject to (A) above, its market
                                       value determined in accordance
                                       with Part VIII of the Taxation of
                                       Chargeable Gains Act 1992 and
                                       agreed in advance with the Shares
                                       Valuation Division of the Inland
                                       Revenue;

        "Material Interest"       the meaning given by Section 187(3) of
                                  the Taxes Act,

        "Maximum Bonus"           the Bonus payable at the end of a
                                  period of seven years from the
                                  commencement of a Savings Contract;

        "Maximum Contribution"    the lesser of:

                                  (A)  such maximum monthly contribution
                                       as may be permitted pursuant to
                                       Paragraph 24 of Schedule 9 to the
                                       Taxes Act or, if less, 250 pounds
                                       per month; or

                                  (B)  such maximum monthly contribution
                                       as may be determined from time to
                                       time by the Board;

        "Member of a Consortium"  the meaning given by Section 187(7) of the Taxes Act;

        "Monthly Contributions"   monthly contributions agreed to be
                                  paid by a Participant under his
                                  Savings Contract;

        "NASDAQ" National Association of Securities Dealers, Inc's Automated Quotation System;

        "Option" a right to acquire Shares under the Scheme which is either subsisting or is proposed to be granted;

        "Option Price"            the price per Share, as determined by
                                  the Grantor, at which an Eligible
                                  Employee may acquire Shares upon the
                                  exercise of an Option granted to him
                                  being not less than:

                                  (A)  85 per cent. of the Market Value
                                       of a Share on the Dealing Day two
                                       days prior to the Date of
                                       Invitation (or, if the Grantor so
                                       determines, 85 per cent. of the
                                       average of the Market Values on
                                       the three Dealing Days
                                       immediately preceding the Date of
                                       Invitation or 85 per cent. of the
                                       Market Value at such other time
                                       or times as may be previously
                                       agreed in writing with the Inland
                                       Revenue); and

                                  (B)  if the Shares are to be
                                       subscribed, their nominal value;

                                  expressed in US $ but subject to any
                                  adjustment pursuant to Rule 10;

        "Participant"             any Eligible Employee to whom an
                                  Option has been granted, or (where the
                                  context so admits) the personal
                                  representative(s) of any such person;

        "Participating Company"   (A)  the Company; and


                                  (B)  any other company which is under
                                       the Control of the Company, is a
                                       Subsidiary of the Company and
                                       which has been expressly
                                       designated by the Board as being
                                       a Participating Company;

        "Pensionable Age"         age (60) sixty;

        "Savings Contract"        a contract under a certified
                                  contractual savings scheme (within the
                                  meaning of Section 326 of the Taxes
                                  Act) approved by the Inland Revenue
                                  for the purpose of Schedule 9 to that
                                  Act;

        "Scheme" the ACC Corporation 1996 UK Sharesave Scheme in its present form or as from time to time amended in accordance with the provisions hereof;

        "Share" a share of Class A common stock of the Company par value US $.015 per share which satisfies paragraphs 10 to 14 of
                                  Schedule 9 to the Taxes Act;

        "Standard Bonus"          the Bonus payable at the end of a
                                  period of five years from the
                                  commencement of a Savings Contract;

        "Subsidiary"              a company as defined by Section 736 of
                                  the Companies Act 1985;

        "Taxes Act"               the Income and Corporation Taxes Act
                                  1988; and

        "Trustees"                the trustee or trustees for the time
                                  being of any employee benefit trust
                                  established for the benefit of
                                  beneficiaries including all or
                                  substantially all of the Eligible
                                  Employees.

1.2 Words and expressions not otherwise defined herein have the same meaning they have in the Taxes Act.

1.3 Where the context so admits or requires words importing the singular shall include the plural and vice versa and words importing the masculine shall include the feminine.

1.4 References in the rules of the Scheme to any statutory provisions are to those provisions as amended, extended or re-enacted from time to time and shall include any regulations made thereunder. The Interpretation Act 1978 shall apply to these rules mutatis mutandis as if they were an Act of Parliament.

1.5 The headings in the rules of the Scheme are for the sake of convenience only and should be ignored when construing the rules.

2.      APPLICATION FOR OPTIONS

2.1 The Grantor may, with the prior written approval of the Board, during any Grant Period, invite applications for Options at the Option Price from Eligible Employees. Any such invitation shall be in writing and shall include details of:

        2.1.1     eligibility;

        2.1.2     the Option Price expressed in US $;

        2.1.3 the date by which applications made pursuant to Rule 2.3 must be received, (being neither earlier than 14 days nor later than 25 days after the Date of Invitation); and

        2.1.4 whether, for the purposes of determining the number of Shares over which an Option is to be granted, Eligible Employees may elect for the repayment under the Savings Contract to be taken:-

                  2.1.4.1 as including the Maximum Bonus;


                  2.1.4.2 as including the Standard Bonus;


                  2.1.4.3 as including the Lower Bonus;


                  2.1.4.4 as not including a Bonus; and

                  and the Grantor may determine and include in the invitation details of the maximum number of Shares over which Options are to be granted in that Grant Period.

2.2 Each application for an Option must incorporate or be accompanied by a proposal for a Savings Contract.

2.3 An application for an Option shall be in writing in such form as the Board may from time to time prescribe save that it shall provide for the applicant to state:-

        2.3.1 the Monthly Contribution (being a multiple of l pound and not less than 5 pounds) which he wishes to make under the related Savings Contract;

        2.3.2 that his proposed Monthly Contributions (when taken together with any Monthly Contribution he makes under any other Savings Contract) will not exceed the Maximum Contribution;

        2.3.3 if (as contemplated by Rule 2.1.4) Eligible Employees may elect for the repayment under the Savings Contract to be taken as including the Maximum Bonus, the Standard Bonus, the Lower Bonus or as not including a Bonus, his election in that respect.

2.4 Each application for an Option shall provide that, in the event of excess applications, each application shall be deemed to have been modified or withdrawn in accordance with the steps taken by the Grantor to scale down applications pursuant to Rule 3.

2.5 Proposals for a Savings Contract shall be limited to such bank or building society as the Board may designate.

2.6 Each application shah be deemed to be for an Option over the largest whole number of Shares which can be acquired at the Option Price with the expected repayment (including any relevant Bonus) under the related Savings Contract at the appropriate Bonus Date.

3.      SCALING DOWN

3.1 If valid applications are received for a total number of Shares in excess of any maximum number of Shares determined by the Grantor pursuant to Rule 2.1 or any limitation under Rule 5, the Grantor shall (with the prior written approval of the Board) scale down applications by taking, at its absolute discretion, one of the following steps until the number of Shares available equals or exceeds the number of Shares applied for (provided always that in reducing the number of Shares applied for, any adjustments shall ensure that an Eligible Employee's Monthly Contribution remains a multiple of l pound):

        3.1.1 by treating any elections for the Maximum Bonus as elections for the Standard Bonus and then, so far as necessary, by treating any elections for the Standard
                Bonus as an election for no Bonus and then, so far as necessary, by reducing the proposed Monthly
                Contributions pro rata to the excess over 5 pounds and then, so far as necessary, selecting by lot; or

        3.1.2 by treating each election for a Bonus as an election for no Bonus and then, so far as necessary, by reducing the proposed Monthly Contributions pro rata to the excess over 5 pounds and then, so far as necessary, selecting by lot; or

        3.1.3 by reducing the proposed Monthly Contributions pro rata to the excess over 5 pounds and then, so far as necessary selecting by lot.

3.2 If the number of Shares available is insufficient to enable an Option based on Monthly Contributions of 5 pounds a month to be granted to each Eligible Employee making a valid application, the Board may, as an alternative to selecting by lot, determine in its absolute discretion that no Options shall be granted.

3.3 If the Board so determines, the provisions in Rule 3.1.1, 3.1.2 and 3.1.3 may be modified or applied in any manner as may be agreed in advance with the Inland Revenue.

3.4 If in applying the scaling down provisions contained in this Rule 3, Options cannot be granted within the 30 day period referred to in Rule 4.2 below, the Board may extend that period by 12 days regardless of the expiry of the relevant Grant Period.

4.      GRANT OF OPTIONS

4.1     No Option shall be granted to any person if:

        4.1.1 at the Date of Grant that person shall have ceased to be an Eligible Employee; or

        4.1.2 that person has or has had at any time within the 12 month period preceding the Date of Grant a Material Interest in the issued ordinary share capital of a Close Company which is the Company or a company which has Control of the Company or is a Member of a Consortium which owns the Company.

4.2 Within 30 days of the first Dealing Day by reference to which the Option Price was fixed (which date shall be within a Grant Period) the Grantor with the prior consent of the Board may, subject to Rule 3 above, grant to each Eligible Employee who has submitted a valid application an Option in respect of the number of Shares for which he has applied.

4.3 The Grantor shall issue to each Participant an option certificate in such form (not inconsistent with the provisions of the Scheme) as the Board may from time to time prescribe. Each such certificate shall specify the Date of Grant of the Option, the number of Shares over which the Option is granted, the Bonus Date and the Option Price.

4.4 Except as otherwise provided in these Rules, every Option shall be personal to the Participant to whom it is granted and shall not be transferable.

4.5     No amount shall be paid in respect of the grant of an Option.

5.      NUMBER OF SHARES IN RESPECT OF WHICH OPTIONS MAY BE GRANTED

5.1 The number of Shares which may be issued or issuable pursuant to Options granted under the Scheme on any day shall not, when added to the aggregate of the number of Shares which have been issued or remain issuable in the previous 10 years pursuant to rights obtained under the Scheme, exceed 100,000 Shares or such other number as has been determined by the Board.

6.      RIGHTS OF EXERCISE AND LAPSE OF OPTIONS

6.1     6.1.1   Save as provided in Rules 6.2,6.3 and 6.4 and Rule 7, an
                Option may not be exercised earlier than the Bonus Date under the relevant Savings Contract.

        6.1.2 Save as provided in Rule 6.2, an Option shall not be exercisable later than 6 months after the Bonus Date under the relevant Savings Contract.

        6.1.3 Save as provided in Rules 6.2 and 6.3 and Rule 7, an Option may only be exercised by a Participant whilst he is a director or employee of a Participating Company, an Associated Company or a company over which the Company has Control.

        6.1.4 If, at the Bonus Date, a Participant holds an office or over which the Company has Control, such Option may be exercised within six months of the Bonus Date.

        6.1.5 An Option may not be exercised by a Participant if he has or has had at any time within the 12 month period preceding the date of exercise a Material Interest in the issued ordinary share capital of a Close Company which is the Company or a company which has Control of the Company or is a Member of a Consortium which owns the Company, nor may an Option be exercised by the personal representatives of the Participant if the Participant had such a Material Interest at the date of his death.

6.2 An Option may be exercised by the personal representatives of a deceased Participant:-

        6.2.1 within 12 months following the date of his death if such death occurs before the Bonus Date; or

        6.2.2 within 12 months following the Bonus Date in the event of his death within 6 months after the Bonus Date.

6.3 Subject to Rule 6.1.2 an Option may be exercised by a Participant within 6 months following his ceasing to hold the office or employment by virtue of which he is eligible to participate in the Scheme by reason of:

        6.3.1 injury, disability, redundancy within the meaning of the Employment Protection (Consolidation) Act 1978 or the Contracts of Employment and Redundancy Payments Act (Northern Ireland) 1965, or retirement on reaching Pensionable Age or at any other age at which he is bound to retire in accordance with the terms of his contract of employment; or

        6.3.2 his office or employment being in a company of which the Company ceases to have Control; or

        6.3.3 the transfer or sale of the undertaking or part-undertaking in which he is employed to a person who is neither an Associated Company nor a company under the Control of the Company;

        6.3.4 retirement at any age at which he is entitled to retire in accordance with the terms of his contract of employment (other than at Pensionable Age or any age at which he is bound to retire), early retirement with the agreement of his employer, or pregnancy, in each case only if such cessation of office or employment is more than 3 years after the Date of Grant of the Option; or

        6.3.5 cessation of employment in circumstances other than those mentioned in 6.3.1 to 6.3.4 above, after the Bonus Date.

        For the purposes of the Scheme, a woman who leaves employment due to pregnancy will be regarded as having left the employment on the earliest of the date she notifies her employer of her intention not to return, the last day of the 29 week period of confinement and any other date specified by the terms of her office or employment with her employer.

6.4 Subject to Rule 6.1.2 an Option may be exercised by a Participant within 6 months following the date he reaches Pensionable Age if he continues after that date to hold the office or employment by virtue of which he is eligible to participate in the Scheme.

6.5 No person shall be treated for the purposes of Rule 6.3 as ceasing to hold an office or employment by virtue of which that person is eligible to participate in the Scheme until that person ceases to hold any office or employment in the Company, any Associated Company or any company of which the Company has Control.

6.6 Options shall lapse upon the occurrence of the earliest of the following events:

        6.6.1   subject to 6.6.2 below, 6 months after the Bonus Date;

        6.6.2 where the Participant dies before the Bonus Date, 12 months after the date of death, and where the Participant dies in the period of 6 months after the Bonus Date, 12 months after the Bonus Date;

        6.6.3 the expiry of any of the 6 month periods specified in Rule 6.3.1 to 6.3.5 save that if at the time any such applicable periods expire time is running under the 12 month periods specified in Rule 6.2, the Option shall not lapse by reason of this sub-rule 6.6 until the expiry of the relevant 12 month period in Rule 6.2;

        6.6.4 the expiry of any of the periods specified in Rules 7.1 and 7.3 to 7.5 save where an Option is released in consideration of the grant of a New Option over New Shares in the Acquiring Company pursuant to Rule 7.6;

        6.6.5 the Participant ceasing to hold any office or employment with the Company or any Associated Company or any company over which the Company has Control in any circumstances other than those specified in Rules 6.2 and 6.3 or ceasing to hold such office or employment for any reason during any of the periods specified in Rule 7;

        6.6.6 subject to Rule 7.5, the passing of an effective resolution, or the making of an order by the Court, for the winding-up of the Company;

        6.6.7 the Participant being deprived of the legal or beneficial ownership of the Option by operation of law, or doing anything or omitting to do anything which causes him to be so deprived or declared bankrupt; or

        6.6.8 where before an Option has become capable of being exercised, the Participant gives notice that he intends to stop paying Monthly Contributions, or is deemed under the terms of the Savings Contract to have given such notice, or makes an application for repayment of the Monthly Contributions.

7.      TAKEOVER, RECONSTRUCTIONS AND WINDING UP

7.1 Subject to Rule 7.3 if any person obtains Control of the Company as a result of making an offer to acquire Shares which is either unconditional or is made on a condition such that if it is satisfied the person making the offer will have Control of the Company, an Option may be exercised within 6 months of the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied.

7.2 For the purpose of Rule 7.1 a person shall be deemed to have obtained Control of the Company if he and others acting in concert (as defined by the City Code on Takeovers and Mergers) with him have together obtained Control of it.

7.3 If any person becomes bound or entitled to acquire Shares under sections 428 to 430F of the Companies Act 1985 (or the equivalent, if any, in the US) an Option may be exercised at any time when that person remains so bound or entitled.

7.4 If under section 425 of the Companies Act 1985 (or the equivalent, if any, in the US) it is proposed that the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies the Company shall give notice thereof to all Participants at the same time as it sends notices to members of the Company calling the meeting to consider such a compromise or arrangement. The Participant may then exercise the Option subject to the terms of this Rule before the later of the expiry of six months from the date of such notice and the date on which the Court sanctions the compromise or arrangement and thereafter the Option shall lapse conditionally on such compromise or arrangement being sanctioned by the Court and becoming effective. The exercise of an Option under this sub-rule shall be conditional on such compromise or arrangement being sanctioned by the Court and becoming effective. After exercising the Option the Participant shall transfer or otherwise deal with the Shares issued to him so as to place him in the same position (so far as possible) as would have been the case if such shares had been subject to such compromise or arrangement.

7.5 If notice is duly given of a resolution for the voluntary winding-up of the Company, the Company shall give notice thereof to all Participants and thereafter an Option may be exercised until the resolution is duly passed or defeated or the meeting concluded or adjourned sine die provided that any such exercise of an Option pursuant to this sub-rule shall be conditional upon the said resolution being duly passed. If such resolution is duly passed all Options shall, to the extent that they have not been exercised, lapse immediately.

7.6     If any company ("the Acquiring Company"):-

        7.6.1   obtains Control of the Company as a result of making:-

                7.6.1.1 a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the Acquiring Company will have Control of the Company; or

                7.6.1.2 a general offer to acquire all the shares in the Company which are of the same class as the Shares which may be acquired by the exercise of Options;

                in either case ignoring any Shares which are already owned by it or a member of the same group of companies; or

        7.6.2 obtains Control of the Company in pursuance of a compromise or arrangement sanctioned by the Court under section 425 of the Companies Act 1985; or

        7.6.3 becomes bound or entitled to acquire Shares under sections 428 to 430F of that Act,

        any Participant may at any time within the Appropriate Period, by agreement with the Acquiring Company, release any Option which has not lapsed ("the Old Option") in consideration of the grant to him of an Option ("the New Option") which (for the purposes of Paragraph 15 of Schedule 9 to the Taxes Act) is equivalent to the Old Option but relates to shares in a different company (whether the Acquiring Company itself or some other company falling within Paragraph 10(b) or (c) of Schedule 9 to the Taxes Act).

7.7 The New Option shall not be regarded for the purposes of Rule 7.6 as equivalent to the Old Option unless the conditions set out in Paragraph 15(3) of Schedule 9 to the Taxes Act are satisfied, but so that the provisions of the Scheme shall for this purpose be construed as if:-

        7.7.1 the New Option were an option granted under the Scheme at the same time as the Old Option;

        7.7.2 except for the purpose of the definition of "Participating Company" in Rule 1, the reference to ACC Corp in the definition of "the Company" in Rule 1 were a reference to the different company mentioned in Rule 7.6; and

        7.7.3   Rule 12.2 were omitted.

8.      MANNER OF EXERCISE

8.1 An Option may only be exercised during the periods specified in Rules 6 and 7 and only with monies not exceeding the amount of repayment (including any interest and Bonus) under the Savings Contract as at the date of such exercise. For this purpose, no account shall be taken of such part (if any) of the repayment of any Monthly Contribution, the due date for the payment of which under the Savings Contract arises after the date of the repayment

8.2 Exercise shall be by the delivery to the Company Secretary as agent for the Grantor or other duly appointed agent, of a notice of exercise together with an option certificate or certificates covering at least all the Shares over which the Option is then to be exercised, together with any remittance for the Exercise Price payable or authority to the Company as agent for the Grantor to withdraw and apply monies from the Savings Contract to acquire the Shares over which the Option is to be exercised. The effective date of the exercise shall be the date of delivery of the notice of exercise. A notice of exercise shall for the purposes of this Scheme be deemed to be delivered when it is received by the Company.

8.3 The remittance for the Exercise Price referred to in Rule 8.2 above may be paid at the discretion of the Participant either in US $ or in pounds sterling PROVIDED THAT if paid in pounds sterling the Exercise Price shall be converted into US $ at the mid-market spot rate at the close of business published by the Financial Times on the date immediately preceding the date of the exercise or if this is not a Dealing Day the mid-market spot rate at close of business published in the Financial Times on the next preceding Dealing Day.

9.      ISSUE OR TRANSFER OF SHARES

9.1 Subject to Rule 9.3, Shares to be issued pursuant to the exercise of an Option shall be allotted to the Participant (or his nominee) within 28 days following the date of effective exercise of the Option.

9.2 Subject to Rule 9.4, the Grantor shall procure the transfer of any Shares to be transferred to a Participant (or his nominee) pursuant to the exercise of an Option within 28 days following the date of effective exercise of the Option.

9.3 Shares issued pursuant to the Scheme shall rank pari passu in all respects with the Shares then in issue, except that they shall not rank for any rights attaching to Shares by reference to a record date preceding the date of exercise.

9.4 Shares transferred pursuant to the Scheme shall not be entitled to any rights attaching to Shares by reference to a record date preceding the date of exercise.

9.5 If and so long as the Shares are listed on the London Stock Exchange, the Company shall apply for a listing for any Shares issued pursuant to the Scheme as soon as practicable after the allotment thereof.

10.     ADJUSTMENTS

10.1 The number of Shares over which an Option is granted and the Option Price thereof (and where an Option has been exercised but no Shares have been allotted or transferred pursuant to such exercise, the number of Shares which may be so allotted or transferred and the price at which they may be acquired) shall be adjusted in such manner as the Grantor shall determine following any capitalisation issue, any offer or invitation made by way of rights, subdivision, consolidation, reduction or other variation in the share capital of the Company other than as consideration for an acquisition, which in the opinion of the Auditors justifies such an adjustment, to the intent that (as nearly as may be without involving fractions of a Share or an Option Price calculated to more than two decimal places) the aggregate Exercise Price payable in respect of an Option shall remain unchanged provided that no adjustment made pursuant to this Rule 10.1 shall be made without the prior approval of the Inland Revenue (so long as the Scheme is approved by the Inland Revenue).

10.2 Apart from pursuant to this Rule 10.2, no adjustment under Rule 10.1 above may have the effect of reducing the Option Price to less than the nominal value of a Share. Where an Option subsists over both issued and unissued Shares any such adjustment may only be made if the reduction of the Option Price of Options over both issued and unissued Shares can be made to the same extent. Any adjustment made to the Option Price of Options over unissued Shares shall only be made if and to the extent that the Board shall be authorised to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares in respect of which the Option is exercisable exceeds the adjusted Exercise Price and to apply such sum in paying up such amount on such Shares so that on exercise of any Option in respect of which such a reduction shall have been made the Board shall capitalise such sum (if any) and apply the same in paying up such amount as aforesaid.

10.3 The Board may take such steps as it may consider necessary to notify Participants of any adjustment made under this Rule 10 and to call in, cancel, endorse, issue or reissue any option certificate consequent upon such adjustment.

11.     ADMINISTRATION

11.1 Any notice or other communication under or in connection with the Scheme may be given by personal delivery or by sending the same by post, in the case of a company to its registered office and in the case of an individual to his last known address or, where he is a director or employee of a Participating Company or an Associated Company, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment, and where a notice or other communication is given by post, it shall be deemed to have been received 96 hours after it was put into the post properly addressed and stamped.

11.2 The Company may distribute to Participants copies of any notice or document normally sent by the Company to the holders of Shares.

11.3 If any option certificate shall be worn out, defaced or lost, it may be replaced on such evidence being provided as the Board may require.

11.4 The Company shall at all times keep available for allotment unissued Shares at least sufficient to satisfy all Options under which Shares may be subscribed or procure that sufficient Shares are available for transfer to satisfy all Options under which Shares may be acquired.

11.5 The decision of the Board in any dispute relating to an Option or the due exercise thereof or any other matter in respect of the Scheme shall be final and conclusive subject to the certification of the Auditors having been obtained when so required by Rule 10.1.

11.6 The costs of introducing and administering the Scheme shall be borne by the Company.

12.     ALTERATIONS

12.1 Subject to Rule 12.2 and 12.4, the Board may at any time alter or add to all or any of the provisions of the Scheme in any respect, provided that if an alteration or addition is made at a time when the Scheme is approved by the Inland Revenue under Schedule 9 to the Taxes Act it shall not have effect until it has been approved by the Inland Revenue.

12.2 Subject to Rule 12.3, no alteration or addition to the advantage of Participants or employees shall be made under Rule 12.1 without the prior approval by resolution of the Board of the Company.

12.3 Rule 12.2 shall not apply to any minor alteration or addition which is to benefit the administration of the Scheme, is necessary or desirable in order to obtain or maintain Inland Revenue approval of the Scheme under Schedule 9 to the Taxes Act or any other enactment or to take account of any change in legislation or to obtain or maintain favourable taxation, exchange control or regulatory treatment for the Company, any subsidiary of the Company or any Participant.

12.4 No alteration or addition shall be made under Rule 12.1 which would abrogate or adversely affect the subsisting rights of a Participant, unless it is made:-

        12.4.1 with the consent in writing of such number of Participants as hold Options under the Scheme to acquire 75 per cent. of the Shares which would be issued or transferred if all Options granted and subsisting under the Scheme were exercised; or

        12.4.2 by a resolution at a meeting of Participants passed by not less than 75 per cent. of the Participants who attend and vote either in person or by proxy.


        For the purposes of this Rule 12.4 the provisions of the Articles of Incorporation of the Company relating to shareholder meetings shall apply mutatis mutandis.

12.5 Notwithstanding any other provision of the Scheme other than Rule 12.1 the Board may, in respect of Options granted to Eligible Employees who are or who may become subject to taxation outside the United Kingdom on their remuneration amend or add to the provisions of the Scheme and the terms of Options as it considers necessary or desirable to take account of or to mitigate or to comply with relevant overseas taxation, securities or exchange control laws provided that the terms of Options granted to such Eligible Employees are not overall more favourable than the terms of Options granted to other Eligible Employees.

12.6 As soon as reasonably practicable after making any alteration or addition under rule 12.1 the Board shall give written notice thereof to any Participant affected thereby.

12.7 No alteration shall be made to the Scheme if following the alteration the Scheme would cease to be an Employees' Share Scheme.

13.     GENERAL

13.1 The Scheme shall terminate upon the 10th anniversary of its approval by the Company or at any earlier time by the passing of a resolution by the Board or an ordinary resolution of the Company in general meeting. Termination of the Scheme shall be without prejudice to the subsisting rights of Participants.

13.2 The Company and any Subsidiary of the Company may provide money to the trustee of any trust or any other person to enable them or him to acquire Shares to be held for the purposes of the Scheme, or enter into any guarantee or indemnity for those purposes, to the extent permitted by section 153 of the Companies Act 1985, provided that any trust deed to be made for this purpose shall, at time when the Scheme is approved by the Inland Revenue under
        Schedule 9 to the Taxes Act, have previously been submitted to the Inland Revenue. In addition, the Company may require any Subsidiary to enter into such other agreement or agreements as it shall deem necessary to oblige such Subsidiary to reimburse the Company for any other amounts paid by the Company hereunder, directly or indirectly in respect of such Subsidiary's employees. Nothing in the Scheme shall be deemed to give any employee of any Participating Company any right to Participate in the Scheme.

13.3 The rights and obligations of any individual under the terms of his office or employment with a Participating Company shall not be affected by his participation in the Scheme or any right which he may have to participate therein, and an individual who participates therein shall waive all and any rights to compensation or damages in consequence of the termination of his office or employment with any such company for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under or be entitled to exercise any Option under the Scheme as a result of such termination or from the loss or diminution in value of such rights or entitlements.

13.4 In the event that Shares are transferred to an Option holder pursuant to the exercise of any Option granted under the Scheme, the Participant shall, if so required by the person making the transfer, join that person in making a claim for relief under
        Section 165 of the Taxation of Chargeable Gains Act 1992 in respect of the disposal made by him in effecting such transfer.

13.5 These Rules shall be governed by and construed in accordance with the law of England.